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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                         -----------------------------
            (Exact name of registrant as specified in its charter)


               Delaware                              13-2740599
             ------------                          --------------
(State of incorporation or organization)          (I.R.S. Employer
                                                 Identification No.)


         World Financial Center
              North Tower
            250 Vesey Street
           New York, New York                           10281
          --------------------                         --------
(Address of principal executive offices)              (Zip Code)


If this form relates to the             If this form relates to the
registration of a class of              registration of a class of
securities pursuant to Section          securities pursuant to Section
12(b) of the Exchange Act and           12(g) of the Exchange Act and
is effective pursuant to General        is effective pursuant to General
Instruction A.(c), please check         Instruction A.(d), please check
the following box. [X]                  the following box. [_]


Securities Act registration statement
file number to which this form relates:  333-68747
                                        -----------

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
        -------------------                  ------------------------------
Bond Index Notes, Domestic Master Series     American Stock Exchange
1999A due December 23, 2002

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
-------------------------------------------------------------------------------
                               (Title of class)
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Item 1.  Description of Registrant's Notes to be Registered.

         The description of the general terms and provisions of the Bond Index Notes, Domestic Master Series 1999 due December 23, 2002 to be issued by
Merrill Lynch & Co., Inc. (the "Bond Index Notes" or the Notes") set forth in the Preliminary Pricing Supplement dated November 23, 1999, the Prospectus Supplement dated November 23, 1999 and the Prospectus dated May 6, 1999, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-68747 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.

     99 (A) Preliminary Pricing Supplement dated November 23, 1999, the Prospectus Supplement dated November 23, 1999 and Prospectus dated May 6, 1999, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99 (B)  Form of Note for Bond Index Notes, Domestic Master Series 1999A.

     99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

         Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.



                              By: /s/ Andrea L. Dulberg
                                 ----------------------
                                    Andrea L. Dulberg
                                        Secretary

Date: December 16, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                           MERRILL LYNCH & CO., INC.




                                    EXHIBITS
                                       TO
                        FORM 8-A DATED December 16, 1999
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
----------

99 (A) Preliminary Pricing Supplement dated November 23, 1999, the Prospectus Supplement dated November 23, 1999 and Prospectus dated May 6, 1999 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)          Form of Note for Bond Index Notes, Domestic Master Series 1999A.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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